Exhibit 10.5
EXECUTION VERSION
FIRST AMENDMENT TO
AMENDED AND RESTATED RESTRICTED STOCK AGREEMENT
     This FIRST AMENDMENT TO AMENDED AND RESTATED RESTRICTED STOCK AGREEMENT (this “Amendment”) is made and entered into as of the 12th day of June, 2009 (the “Amendment Date”), by and between Cornerstone BioPharma Holdings, Inc., a Delaware corporation (the “Company”), and David Price (the “Participant”).
W I T N E S S E T H :
     WHEREAS, the Company and the Participant entered into a Restricted Stock Agreement as of August 20, 2008, which was amended and restated as of October 31, 2008 (as amended and restated, the “Restricted Stock Agreement”);
     WHEREAS, the Restricted Stock Agreement provides that, immediately prior to, and contingent upon, the consummation of a Change in Control Event (as defined in the Company’s 2005 Stock Incentive Plan (the “Plan”)), all of the shares of restricted stock granted to Participant under the Restricted Stock Agreement (the “Shares”), to the extent that they are then unvested, shall vest in full and the forfeiture restrictions applicable to such Shares shall lapse;
     WHEREAS, it was the intention of the Company and the Participant that the definition of Change in Control Event contained in the Restricted Stock Agreement would be at least as broad as the definition of change in control previously included in employment agreements with certain other executive officers of the Company or its subsidiaries;
     WHEREAS, the Company and the Participant acknowledge and agree that the definition of Change in Control Event in the Restricted Stock Agreement, which is consistent with the definition of such term in the Plan, is more restrictive than was intended by the Company and the Participant;
     WHEREAS, effective October 31, 2008, Neptune Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Critical Therapeutics, Inc. (“Transitory Subsidiary”), merged with and into the Company, as contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 1, 2008, as amended, by and among Critical Therapeutics, Inc., Transitory Subsidiary and the Company (the “Merger”);
     WHEREAS, by virtue of the Merger, the Company became a wholly owned subsidiary of Critical Therapeutics, Inc., which subsequently changed its name to Cornerstone Therapeutics Inc. (“Cornerstone Therapeutics”), and, in accordance with the Merger Agreement, all of the Shares were exchanged for shares of Cornerstone Therapeutics common stock; and
     WHEREAS, following the Merger, the Company and the Participant desire to amend the Restricted Stock Agreement to reflect the Company’s and the Participant’s intentions regarding accelerated vesting of the Shares in the event of a change in control of Cornerstone Therapeutics.

     NOW, THEREFORE, in consideration of the premises set forth above and the mutual terms and conditions set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant agree as follows:
     1. Effective as of the Amendment Date, Section 3.(c) of the Restricted Stock Agreement shall be deleted and the following inserted in lieu thereof::
     “(c) Acceleration of Vesting. Notwithstanding Sections 3(a) and 3(b) above, immediately prior to, and contingent upon, the consummation of a Change in Control Event, all of the Shares, to the extent that they are then unvested, shall vest in full and the forfeiture restrictions applicable to such Shares shall lapse. For purposes of this Agreement, a Change in Control Event shall have the definition set forth in the Plan, except that, in addition to, and not restrictive of, the circumstances that constitute a Change in Control Event under the Plan, any acquisition by a Person (as defined in the Plan) unrelated to Cornerstone Therapeutics or any of its subsidiaries (a “Third Party”) whereby such Third Party becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act (as defined in the Plan)) of more than 50% of the combined voting power of the then-outstanding securities of Cornerstone Therapeutics entitled to vote generally in the election of directors shall constitute a Change in Control Event.
     2. Except as hereby amended, the Restricted Stock Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.
[signature page follows]

[Signature Page to First Amendment to Amended and Restated Restricted Stock Agreement]
     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first set forth above.

CORNERSTONE BIOPHARMA HOLDINGS, INC.
By:	/s/ Craig A. Collard
	Name:	Craig A. Collard
	Title:	President and Chief Executive Officer

PARTICIPANT
/s/ David Price
	Name:	David Price

ACKNOWLEDGED AND AGREED:
CORNERSTONE THERAPEUTICS INC.

By:	/s/ Craig A. Collard

	Name:	Craig A. Collard
	Title:	President and Chief Executive Officer